                                                                   EXHIBIT 10.16


                            ALLOS THERAPEUTICS, INC.
                            EMPLOYMENT AGREEMENT FOR
                                 MICHAEL E. HART

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 17th day of December, 2001, by and between ALLOS THERAPEUTICS, INC., (the "Company"), and MICHAEL E. HART ("Executive") (collectively, the "Parties").

WHEREAS, Executive is critical to the ongoing operation of the Company and the commercialization of the Company's products; and

WHEREAS, the Company wishes to continue to employ Executive and to assure itself of the continued services of Executive in his new assignment as President and Chief Executive Officer, on the terms set forth herein;

WHEREAS, Executive is currently serving the Company under the terms of that certain Employment Agreement, dated January 17, 2001, by and between the Executive and the Company (the "Prior Agreement"); and

WHEREAS, Executive and the Company desire to terminate the Prior Agreement and Executive wishes to be so employed under the terms set forth herein.

NOW, THEREFORE, in consideration of the promises, mutual covenants, the above recitals, and the agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to the following terms and conditions of the Executive's employment:

1. EMPLOYMENT. The Company hereby agrees to employ Executive as President and Chief Executive Officer and Executive hereby accepts such employment upon the terms and conditions set forth herein as of the date first written above.

2. TERMINATION OF PRIOR AGREEMENT. Executive and the Company hereby agree to terminate the Prior Agreement in its entirety pursuant to Section 14(b) thereof.

3. AT-WILL EMPLOYMENT. It is understood and agreed by the Company and Executive that this Agreement does not contain any promise or representation concerning the duration of Executive's employment with the Company. Executive specifically acknowledges that his employment with the Company is at-will and may be altered or terminated by either Executive or the Company at any time, with or without cause and/or with or without notice. The nature, terms or conditions of Executive's employment with the Company cannot be changed by any oral representation, custom, habit or practice, or any other writing. In addition, that the rate of salary, any bonuses, paid time off, other compensation, or vesting schedules are stated in units of years or months does not alter the at-will nature of the employment, and does not mean and should not be interpreted to mean that Executive is guaranteed employment to the end of any period of time or for any period of time. In the event of conflict between this disclaimer and any other statement, oral or written, present or future, concerning terms and conditions of employment, the at-will relationship confirmed by this disclaimer shall control. This at-will status cannot be altered except in writing signed by Executive and the Chairman of the Board of Directors.

4. DUTIES. Executive shall render full-time services to the Company as its President and Chief Executive Officer. Executive shall devote his best efforts and his full business time, skill and attention to the performance of his duties on behalf of the Company.

5. POLICIES AND PROCEDURES. Executive agrees that he is subject to and will comply with the policies and procedures of the Company, as such policies and procedures may be modified, added to or eliminated from time to time at the sole discretion of the Company, except to the extent any such policy or procedure specifically conflicts with the express terms of this Agreement. Executive further agrees and acknowledges that any written or oral policies and procedures of the Company do not constitute contracts between the Company and Executive.

6. COMPENSATION. For all services rendered and to be rendered hereunder, the Company agrees to pay to the Executive, and the Executive agrees to accept a base salary of $300,000 per annum. Any such salary shall be payable in equal biweekly installments and shall be subject to such deductions or withholdings as the Company is required to make pursuant to law, or by further agreement with the Executive. The Board of Directors may adjust the Executive's compensation from time to time in its sole and complete discretion.

7. BONUS. Executive will be eligible for a discretionary bonus in an amount equal to 35 % of Executive's base salary ("Bonus"). The decision to award the Bonus and/or to modify the amount of any bonus given is within the sole and complete discretion of the Board.

8. STOCK OPTIONS.

         (a) The Executive will receive an option to purchase 100,000 shares of the Company's Common Stock under the Company's 2000 Equity Incentive Plan (the "Plan") at an exercise price equal to the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market on the date approved by the Compensation Committee of the Board of Directors. Such option will be subject to the terms and conditions of the Plan and will vest in accordance with the Company's standard vesting schedule.

         (b) If and when the Company's 2001 Broad Based Equity Incentive Plan (the "Broad Based Plan") is adopted by the Board of Directors, the Executive will receive an option to purchase 250,000 shares of the Company's Common Stock under the Broad Based Plan at an exercise price equal to the then current fair market value of the Company's Common Stock as reported on the Nasdaq National Market. Such option will be subject to terms and conditions of the Broad Based Plan and will vest in accordance with the Company's standard vesting schedule.

(c) If the Broad Based Plan is not adopted by the Board of Directors, then at the next annual meeting of the Company's stockholders the Company shall seek approval from the Company's stockholders for an increase in the number of shares reserved under the plan of at least 250,000 shares; upon such approval, the Company shall grant Executive an option to purchase 250,000 shares of the Company's Common Stock under the Plan with an exercise price equal to the then current fair market value as reported on the NASDAQ National Market and such option shall vest in accordance with the Company's standard vesting schedule, provided however, that the Vesting Commencement Date for such option shall be the date hereof;

(d) If the Broad Based Plan is not adopted by the Board of the Directors and the stockholders of the Company do not approve an increase in the Plan as set forth in Section 8(c) hereof, the Executive will be entitled to receive (i) two (2) additional grants under the Plan of 125,000 shares of the Company's Common Stock each to occur on December 17, 2002 and December 17, 2003 with exercise prices equal to the then current fair market values as reported on the NASDAQ National Market on such dates and such options shall vest in accordance with the Company's standard vesting schedule, provided however, that the Vesting Commencement Date of each such option shall be the date hereof; or (ii) such other alternative compensation that the Executive and the Company may agree upon.

9. OTHER BENEFITS. While employed by the Company as provided herein:

         (a) Executive and Employee Benefits. The Executive shall be entitled to all benefits to which other executive officers of the Company are entitled, on terms comparable thereto, including, without limitation, participation in the 401(k) plan, group insurance policies and plans, medical, health, vision, and disability insurance policies and plans, and the like, which may be maintained by the Company for the benefit of its executives. The Company reserves the right to alter and amend the benefits received by Executive from time to time at the Company's discretion.

         (b) Additional Insurance. Subject to such insurance being available under the Company's plans, the Executive shall be entitled to and the Company shall pay for additional term life insurance up to a maximum of $3,000,000 (the beneficiary of which will be the Executive's immediate family directly or through a trust) and additional supplemental disability insurance up to the maximum available under the Company's plans.

         (c) Expense Reimbursement. The Executive shall receive, against presentation of proper receipts and vouchers, reimbursement for direct and reasonable out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, according to the policies of the Company.

         (d) Personal Time Off. The Executive shall be entitled to personal time off and sick leave according to the Company's benefits package.

         10. PROPRIETARY AND OTHER OBLIGATIONS. Executive agrees to continue to abide by Executive's previously executed Non-Competition, Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

         11. TERMINATION. Executive and the Company each acknowledge that either party has the right to terminate Executive's employment with the Company at any time for any reason whatsoever, with or without cause or advance notice pursuant to the following:

         (a) Termination by Death or Disability. Subject to applicable state or federal law, in the event Executive shall die during the period of his employment hereunder or become permanently disabled, as evidenced by notice to the Company and Executive's inability to carry out his job responsibilities for a continuous period of more than three months, Executive's employment and the Company's obligation to make payments hereunder shall terminate on the date of his death, or the date upon which, in the sole determination of the Board of Directors, Executive has failed to carry out his job responsibilities for three months except the Company shall pay the Executive's estate any salary earned but unpaid prior to termination, all accrued but unused personal time and any business expenses that were incurred but not reimbursed as of the date of termination. Vesting of any unvested stock options shall cease on the date of termination.

         (b) Voluntary Resignation by Executive. In the event the Executive voluntarily terminates his employment with the Company (other than for Good Reason as defined below), the Company's obligation to make payments hereunder shall cease upon such termination, except the Company shall pay Executive any salary earned but unpaid prior to termination, all accrued but unused personal time and any business expenses that were incurred but not reimbursed as of the date of termination. Vesting of any unvested stock options shall cease on the date of termination.

         (c) Termination for Just Cause. In the event the Executive is terminated by the Company for Just Cause (as defined below), the Company's obligation to make payments hereunder shall cease upon the date of receipt by Executive of written notice of such termination (the "date of termination" for purposes of this paragraph 9(c)), except the Company shall pay Executive any salary earned but unpaid prior to termination, all accrued but unused personal time and any business expenses that were incurred but not reimbursed as of the date of termination. Vesting of any unvested stock options shall cease on the date of termination.

         (d) Termination by the Company without Just Cause Or Resignation for Good Reason (Other Than Change in Control). Company will have the right to terminate Executive's employment with Company at any time without Just Cause. In the event Executive is terminated without Just Cause or resigns for Good Reason (as defined below), and upon the execution of a full general release by Executive ("Release", attached as Exhibit B), releasing all claims known or unknown that Executive may have against Company as of the date Executive signs such release, and upon the written acknowledgment of his continuing obligations under the Confidentiality Agreement, attached as Exhibit A, Executive shall be entitled to receive the following Severance Benefits: (i) continuation of Executive's base salary, then in effect, for a period of twelve (12) months following the Termination Date, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; (iii) the Company shall reimburse Executive, on a grossed-up basis, for the after-tax payment of the premiums of Executive's supplemental disability plan and supplemental life insurance plan for a period of 24 months following a Termination without Just Cause or for reasons other than Change in Control; and
         (iv) the Company shall pay the premiums of Executive's group health insurance COBRA continuation coverage, including coverage for Executive's eligible dependents, for a maximum period of twelve (12) months following a Termination without Just Cause or for reasons other than Change in Control; provided, however, that (a) the Company shall pay premiums for Executive's eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the Change in Control Termination and (b) the Company's obligation to pay such premiums shall cease immediately upon Executive's eligibility for comparable group health insurance provided by a new employer of Executive.

         (e) Change in Control Severance Benefits. In the event that the Company terminates Executive's employment without Just Cause or Executive resigns for Good Reason within one (1) month prior to or thirteen (13) months following the effective date of a Change in Control (as defined below), ("Change in Control Termination"), and upon the execution of a Release (Exhibit B), Executive shall be entitled to receive the following Change in Control Severance Benefits: (i) continuation of Executive's base salary, then in effect, for a period of two (2) years following the Termination Date, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; (iii) the Company shall reimburse Executive, on a grossed-up basis, for the after-tax payment of the premiums of Executive's supplemental disability plan and supplemental life insurance plan for a period of 24 months following a Termination without Just Cause or for reasons other than Change in Control; (iv) a bonus in the amount equal to the bonus amount paid in the year immediately preceding the Change in Control; and (v) the Company shall pay the premiums of Executive's group health insurance COBRA continuation coverage, including coverage for Executive's eligible dependents, for a maximum period of eighteen (18) months following a Change in Control Termination; provided, however, that (a) the Company shall pay premiums for Executive's eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the Change in Control Termination and (b) the Company's obligation to pay such premiums shall cease immediately upon Executive's eligibility for comparable group health insurance provided by a new employer of Executive. If Executive obtains new employment pursuant to which he is employed on an average of 30 hours or more each week he may elect, upon written notification to the Company, to receive any unpaid severance benefits (subject to required deductions and tax withholdings) within 14 days after receipt by the company of such written notice. Executive agrees that the Company's payment of health insurance premiums will satisfy its obligations under COBRA for the period provided. No premium payments will be made following the effective date of Executive's coverage by a health insurance plan of a subsequent employer. For the balance of the period that Executive is entitled to coverage under federal COBRA law, if any, Executive shall be entitled to maintain such coverage at Executive's own expense.

         In addition, in the event the Company terminates Executive's employment without Just Cause or that Executive resigns for Good Reason within one
         (1) month prior to or thirteen (13) months following the effective date of a Change in Control, the vesting of Executive's then outstanding stock options shall be accelerated in full, and the time during which such options may be exercised shall be extended to 24 months following the date of such Change in Control.

10. DEFINITIONS.

         (a) Just Cause. As used in this Agreement, "Just Cause" shall mean the occurrence of one or more of the following: (i) Executive's conviction of a felony or a crime involving moral turpitude or dishonesty; (ii) Executive's participation in a fraud or act of dishonesty against the Company; (iii) Executive's intentional and material damage to the Company's property; (iv) material breach of Executive's employment agreement, the Company's written policies, or the Proprietary Information and Inventions Agreement that is not remedied by Executive within fourteen (14) days of written notice of such breach from the Board or conduct by Executive which demonstrates Executive's gross unfitness to serve the Company as President or Chief Executive Officer. Executive's physical or mental disability or death shall not constitute cause hereunder.

         (b) Good Reason. As used in this Agreement, "Good Reason" shall mean any one of the following events which occurs on or after the commencement of Executive's employment without Executive's consent: (i) any reduction of Executive's then existing annual salary base or annual bonus target by more than ten percent (10%), unless the Executive accepts such change in compensation opportunity; or, (ii) any request that the Executive relocate to a work site that would increase the Executive's one-way commute distance by more than thirty-five (35) miles from his then principal residence, unless the Executive accepts such relocation opportunity, or (iii) within 90 days of a Change in Control (as defined below) should the Company fail to offer the Executive a position that is equivalent in pay, benefits and responsibilities.

         (c) Change in Control. As used in this Agreement, a "Change in Control" is defined as; (a) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the assets of the Company (other than the transfer of the Company's assets to a majority-owned subsidiary corporation); (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which shareholders immediately before the merger have, immediately after the merger, greater stock voting power); or (d) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred.

         11. TERMINATION OF COMPANY'S OBLIGATIONS. Notwithstanding any provisions in this Agreement to the contrary, the Company's obligations, and Executive's rights pursuant to Sections 9(d) and 9(e) herein, regarding salary continuation and the payment of COBRA premiums, shall cease and be rendered a nullity immediately should Executive fail to comply with the provisions of the Proprietary Information & Inventions Agreement attached hereto as Exhibit A or if Executive directly or indirectly competes with the Company.

         12. CONTINUATION OF EMPLOYMENT/RESTRICTIVE COVENANT. Executive acknowledges that he will be a member of executive and management personnel at the Company. Executive further acknowledges that during his employment at the Company, he will be privy to extremely sensitive, confidential and valuable commercial information, which constitutes trade secrets belonging to the Company, the disclosure of which information and secrets would greatly harm the Company. Accordingly, during the term of Executive's employment and for a period of twelve
         (12) months immediately following Executive's termination, Executive shall not without first obtaining the prior written approval of the Company, directly or indirectly engage or prepare to engage, in any activities in competition with the Company, or accept employment or establish a business relationship with a business that directly competes with the Company with regard to radiation sensitizers.

13. NONSOLICITATION. While employed by the Company, and for twelve (12) months immediately following the Executive's termination of employment, Executive agrees not to interfere with the business of the Company by soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company.

14. MISCELLANEOUS.

         (a) Taxes. Executive agrees to be responsible for the payment of any taxes due on any and all compensation, stock option, or benefits provided by the Company pursuant to this Agreement.

         (b) Modification/Waiver. This Agreement may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. Failure of any party at any time or times to require performance of any provision hereof shall in no manner affect his or its right at a later time to enforce the same. No waiver by a party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of agreement contained in the Agreement.

         (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         (d) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

         (e) Notices. All notices given hereunder shall be given by certified mail, addressed, or delivered by hand, to the other party at his or its address as set forth herein, or at any other address hereafter furnished by notice given in like manner. Executive promptly shall notify Company of any change in Executive's address. Each notice shall be dated the date of its mailing or delivery and shall be deemed given, delivered or completed on such date.

         (f) Governing Law; Personal Jurisdiction and Venue. This Agreement and all disputes relating to this Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado. The Parties acknowledge that this Agreement constitutes the minimum contacts to establish personal jurisdiction in Colorado and agree to Colorado court's exercise of personal jurisdiction. The Parties further agree that any disputes relating to this Agreement shall be brought in courts located in the State of Colorado.

         (g) Entire Agreement. This Agreement together with the Exhibits A and B attached hereto set forth the entire agreement and understanding of the parties hereto with regard to the employment of the Executive by the Company and supersede and any and all prior agreements, arrangements and understandings, written or oral, pertaining to the subject matter hereof. No representation, promise or inducement relating to the subject matter hereof has been made to a party that is not embodied in these Agreements, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

         (h) Survival. The following provisions of this Agreement shall survive the termination of Executive's employment and the assignment of this Agreement by the Company to any successor in interest or other assignee: Section 8, Section 12 and Section 13.

         (i) Injunctive Relief. Executive acknowledges that the restrictions set forth in Sections 8, 12, and 13 above are necessary to protect the Company's confidential proprietary information and other legitimate business interests and are reasonable in all respects, including duration, territory and scope of activity restricted. Executive further acknowledges that the provisions of Sections 8, 12 and 13 hereof are essential to the Company, that the Company would not enter into this Agreement if it did not include these provisions and that damages sustained by the Company as a result of a breach of these provisions cannot be adequately remedied by damages, and Executive agrees that the Company, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of Sections 8, 12 and 13 of this Agreement. Executive agrees that the existence of any claim or cause of action by Executive against the Company or its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the provisions of Sections 8, 12 and 13 hereof. Executive shall have no right to enforce any of his rights under this Agreement by seeking or obtaining injunctive or other equitable relief and acknowledges that damages are an adequate remedy for any breach by the Company of this Agreement.

IN WITNESS WHEREOF, the parties have each duly executed this Restated Employment Agreement as of the day and year first above written.

                                 ALLOS THERAPEUTICS, INC.

                                 By: /s/ STEPHEN HOFFMAN
                                 Its: Member of the Board of Directors

                                 EXECUTIVE:

                                 /s/ MICHAEL E. HART
                                 Michael E. Hart

                                    EXHIBIT A

                   MANAGER, EXECUTIVE PERSONNEL OR ASSISTANTS'
                      PROPRIETARY INFORMATION, INVENTIONS,
                 NON-COMPETITION, AND NON-SOLICITATION AGREEMENT
                                    Colorado

This Manager, Executive Personnel or Assistants' Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement ("Agreement") is made in consideration for my employment or continued employment by ALLOS THERAPEUTICS, INC. or its subsidiaries or affiliates (the "Company"), and the compensation now and hereafter paid to me. I hereby agree as follows:

1.            NONDISCLOSURE.

              1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

              1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

              1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

              1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.            ASSIGNMENT OF INVENTIONS.

              2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

              2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

              2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

              2.4 Nonassignable Inventions. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

              2.5 Obligation to Keep Company Informed. During the period of my employment and for six months after the last day of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

              2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

              2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

              2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

              In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

              3. NO CONFLICTS OR SOLICITATION. I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. I also acknowledge that during my employment with the Company, I have held and/or will hold a management or executive position or am, or will be, an assistant to a manager or executive. To protect the Company's Proprietary Information, I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. To protect the Company's Proprietary Information, and because of the position in the Company that I hold, I agree that during my employment with the Company whether full-time or part-time and for a period of one year after my last day of employment with the Company, I will not (a) directly or indirectly solicit or induce any employee of the Company to terminate or negatively alter his or her relationship with the Company or (b) directly or indirectly solicit the business of any client or customer of the Company (other than on behalf of the Company) or (c) directly or indirectly induce any client, customer, supplier, vendor, consultant or independent contractor of the Company to terminate or negatively alter his, her or its relationship with the Company. I agree that the geographic scope of the non-solicitation should include the "Restricted Territory" (as defined below).

4. If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

5. COVENANT NOT TO COMPETE. I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. I also acknowledge that during my employment with the Company, I have held and/or will hold a management or executive position or am, or will be, an assistant to a manager or executive. To protect the Company's Proprietary Information, and because of the position in the Company that I may hold, I agree that during my employment with the Company whether full-time or part-time and for a period of one year after my last day of employment with the Company, I will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory" (as defined below). It is agreed that ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock I presently own shall not constitute a violation of this provision.

              5.1 Reasonable. I agree and acknowledge that the time limitation on the restrictions in this paragraph, combined with the geographic scope, is reasonable. I also acknowledge and agree that this paragraph is reasonably necessary for the protection of Company's Proprietary Information as defined in paragraph 1.2 herein, that through my employment I shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting Company's business value which will be imparted to me. If any restriction set forth in this paragraph 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

              5.2 As used herein, the terms:

              (i) "Restricted Business" shall mean the development or commercialization of radiosensitizers.

              (ii) "Restricted Territory" shall mean any state, county, or locality in the United States in which the Company conducts business and any other country, city, state, jurisdiction, or territory in which the Company does business.

              6. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

              7. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

              8. RETURN OF COMPANY MATERIALS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company, unless agreed to by the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

9. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

10. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

11. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

12.           GENERAL PROVISIONS.

              12.1 Governing Law; Consent to Personal Jurisdiction and Exclusive Forum. This Agreement will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. I hereby expressly understand and consent that my employment is a transaction of business in the State of Colorado and constitutes the minimum contacts necessary to make me subject to the personal jurisdiction of the federal courts located in the State of Colorado, and the state courts located in the County of Denver, Colorado, for any lawsuit filed against me by Company arising from or related to this Agreement. I agree and acknowledge that any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in a forum located within the State of Colorado. No such action may be brought in any forum outside the State of Colorado. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to the federal courts located in the State of Colorado, or the state courts located in the County of Denver, Colorado.

              12.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

              12.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

              12.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

              12.5 Employment. I agree and understand that my employment is at-will which means I or the company each have the right to terminate my employment at will, with or without advanced notice and with or without cause. I further agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

              12.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

              12.7 Entire Agreement. The obligations pursuant to Sections 1 through 4 and Sections 6 and 7 (including all subparts) of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

              This Agreement shall be effective as of the _______________, 2001.

              I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.


Dated:

Michael E. Hart

ACCEPTED AND AGREED TO:

                                    EXHIBIT B

TO:                Allos Therapeutics, Inc.

FROM:              Michael E. Hart

DATE:

SUBJECT:           Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Allos Therapeutics, Inc. that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the
Company:

               [ ]          No inventions or improvements.

               [ ]          See below:

               [ ]          No inventions or improvements.

               [ ]          See below:

               [ ]          Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

          Invention or Improvement                       Party(ies)                             Relationship

1.
               -----------------------             -----------------------             -----------------------

2.
               -----------------------             -----------------------             -----------------------

3.
               -----------------------             -----------------------             -----------------------


               [ ]          Additional sheets attached.

                                    EXHIBIT B

                                RELEASE AGREEMENT

I understand that my position with Allos Therapeutics, Inc. (the "Company") terminated effective ___________, _____ (the "Separation Date"). The Company has agreed that if I choose to sign this Release, the Company will pay me certain severance or consulting benefits pursuant to the terms of the Executive Employment (the "Agreement") between myself and the Company, and any agreements incorporated therein by reference. I understand that I am not entitled to such benefits unless I sign this Release and it becomes fully effective. I understand that, regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation through the Separation Date, to which I am entitled by law.

In consideration for the severance benefits I am receiving under the Agreement, I hereby release the Company and its officers, directors, agents, attorneys, employees, shareholders, parents, subsidiaries, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys' fees, damages, or obligations of every kind and nature, whether they are now known or unknown, arising at any time prior to the date I sign this Release. This general release includes, but is not limited to: all federal and state statutory and common law claims, claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of equity or compensation. Notwithstanding the release in the preceding sentence, I am not releasing any right of indemnification I may have for any liabilities arising from my actions within the course and scope of my employment with the Company.

If I am forty (40) years of age or older as of the Separation Date, I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"). I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Release; (b) I should consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days within which to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this release to revoke the Release; and (e) this Release will not be effective until the eighth day after this Release has been signed both by me and by the Company ("Effective Date").

Agreed:

ALLOS THERAPEUTICS.INC.                         MICHAEL E. HART

By:


Name:


Title:

Date:                                   Date: